Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact Office 208 384 6073

For Immediate Release: August 4, 2011
Boise Cascade Holdings Reports Second Quarter 2011 Financial Results
BOISE, Idaho - Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced a $9.9 million net loss for the quarter ended June 30, 2011. Second quarter 2011 earnings before interest, taxes, depreciation, and amortization (EBITDA) was $3.9 million, compared to negative EBITDA of $5.6 million in first quarter 2011, and positive EBITDA of $18.8 million in second quarter 2010. First quarter 2011 results included $2.6 million of charges related to the curtailment of a production facility and noncash asset write-downs.
The Company concluded the quarter with $202.8 million of cash and $219.6 million of debt. Total available liquidity was $311.2 million at the end of the quarter, consisting of committed bank line availability of $108.4 million and our $202.8 million cash position. Subsequent to quarter end, we replaced our $170 million credit facility with a new $250 million credit facility that, when compared with the previous facility, has both lower pricing and an extended maturity. Had the new facility been in place at June 30, our total available liquidity would have exceeded $381 million. In addition, our cash position improved by $20.1 million during the second quarter, with cash from operations more than offsetting the cost of acquisitions, capital spending, and a semi-annual interest payment on our senior subordinated notes.
Our second quarter 2011 revenues and earnings were negatively impacted by depressed demand for the products we distribute and manufacture. U.S. housing starts declined approximately 4% in the second quarter of 2011 compared to the year-ago quarter. Single-family starts, which are a primary driver of our sales, were particularly weak, experiencing a

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decline of 13% for the quarter and 17% for the first six months of the year compared to the same periods in 2010. In addition, we did not enjoy the commodity price run that boosted second quarter 2010 results. At the midway point of the year, the Blue Chip consensus forecast for U.S. housing starts for 2011 has been revised downward to 590,000, a level consistent with the final U.S. housing starts level reported for 2010 of 587,000.
“New residential construction activity remained weak during the second quarter. While our June sales activity was stronger than previous months this year, we remain concerned about the overall new residential construction environment and the timing of an eventual recovery in housing starts. That being said, we remain confident in the steps we have taken to improve productivity and manage our cost structure in this lower demand environment without sacrificing our ability to fully serve our customers now and when the eventual housing recovery surfaces. We continue to evaluate opportunities to grow our businesses and I am particularly pleased with the laminated beam and decking plant acquisition during the quarter,” stated Tom Carlile, CEO.
Building Materials Distribution (BMD) segment sales were $470.7 million in the second quarter, down 9% from the same quarter a year ago. Prices for the segment decreased approximately 6%, with volumes down about 3%. BMD reported positive $3.4 million of EBITDA in the second quarter, as compared to negative $2.5 million in the first quarter of 2011 and positive $9.1 million in second quarter 2010. BMD's EBITDA decreased from the prior year quarter as lower sales activity generated fewer gross margin dollars, the negative impact of which was partially offset by lower operating expenses.
Wood Products segment sales in the second quarter were $182.4 million, down about 9% from the same quarter a year ago. The segment reported positive $4.5 million of EBITDA in second quarter, as compared to negative $0.5 million in the first quarter of 2011 and positive $14.9 million in the second quarter of 2010. The decrease in sales and EBITDA compared to the prior year quarter was due primarily to lower plywood and lumber prices. In addition, engineered wood products (EWP) sales were flat, as a 4% improvement in pricing was mostly offset by lower volumes.
Outlook
We expect to experience below normal demand for the products we distribute and manufacture until there is a meaningful reduction in the overhang of distressed homes for sale. Industry commodity wood product prices could be volatile in response to operating rates and inventory levels in distribution channels. We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.

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About Boise Cascade
BC Holdings is a privately held company headquartered in Boise, Idaho. Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America. For more information, please visit our website at www.bc.com.
Webcast and Conference Call
BC Holdings will host a webcast and conference call on Thursday, August 4, at 11 a.m. Eastern, at which time we will review the company's recent performance. You can join the webcast through our website by going to www.bc.com and clicking on the link to the webcast under the News & Events heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.
The archived webcast will be available in the News & Events section of our website. A replay of the conference call will be available from Thursday, August 4, at 2 p.m. Eastern through Thursday, August 11, at 11 p.m. Eastern. Playback numbers are 855-859-2056 for U.S. calls and 404-537-3406 for international calls, and the passcode will be 87042141.
Basis of Presentation
We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Our earnings release also supplements the GAAP presentations by reflecting EBITDA, a non-GAAP financial measure. EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to

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net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for the limitations of EBITDA by relying on our GAAP results. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.
Forward-Looking Statements
This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)
(unaudited, in thousands)

	Three Months Ended
	June 30		March 31, 2011
	2011	2010
Sales
Trade	$585,031	$646,320	$478,807
Related parties	4,382	5,168	4,440
	589,413	651,488	483,247
Costs and expenses
Materials, labor, and other operating expenses	514,221	557,849	422,832
Materials, labor, and other operating expenses from related parties	10,351	10,550	8,443
Depreciation and amortization	9,241	8,595	8,907
Selling and distribution expenses	51,016	52,630	46,970
General and administrative expenses	9,880	11,205	8,278
Other (income) expense, net (a)	50	60	2,589
	594,759	640,889	498,019

Income (loss) from operations	(5,346)	10,599	(14,772)

Foreign exchange gain (loss)	30	(355)	310
Interest expense	(4,584)	(6,021)	(4,589)
Interest income	77	199	146
	(4,477)	(6,177)	(4,133)

Income (loss) before income taxes	(9,823)	4,422	(18,905)
Income tax provision	(38)	(90)	(96)
Net income (loss)	$(9,861)	$4,332	$(19,001)

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Segment Information
(unaudited, in thousands)

	Three Months Ended
	June 30		March 31, 2011
	2011	2010
Segment sales
Building Materials Distribution	$470,691	$515,434	$377,796
Wood Products	182,427	199,446	154,941
Intersegment eliminations and other	(63,705)	(63,392)	(49,490)
	$589,413	$651,488	$483,247

Segment income (loss)
Building Materials Distribution (a)	$1,337	$7,265	$(4,559)
Wood Products (a)	(2,662)	8,238	(7,265)
Corporate and Other	(3,991)	(5,259)	(2,638)
	(5,316)	10,244	(14,462)

Interest expense	(4,584)	(6,021)	(4,589)
Interest income	77	199	146
Income (loss) before income taxes	$(9,823)	$4,422	$(18,905)

EBITDA (c)
Building Materials Distribution (a)	$3,387	$9,067	$(2,511)
Wood Products (a)	4,467	14,939	(468)
Corporate and Other	(3,929)	(5,167)	(2,576)
	$3,925	$18,839	$(5,555)

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)
(unaudited, in thousands)

	Six Months Ended
	June 30
	2011	2010
Sales
Trade	$1,063,838	$1,123,742
Related parties	8,822	14,999
	1,072,660	1,138,741
Costs and expenses
Materials, labor, and other operating expenses	937,053	983,750
Materials, labor, and other operating expenses from related parties	18,794	16,772
Depreciation and amortization	18,148	17,185
Selling and distribution expenses	97,986	100,795
General and administrative expenses	18,158	18,663
General and administrative expenses from related party	—	1,576
Other (income) expense, net (a)	2,639	(20)
	1,092,778	1,138,721

Income (loss) from operations	(20,118)	20

Equity in net income of affiliate (b)	—	1,889
Gain on sale of shares of equity affiliate (b)	—	25,308
Foreign exchange gain (loss)	340	(208)
Interest expense	(9,173)	(11,541)
Interest income	223	393
	(8,610)	15,841

Income (loss) before income taxes	(28,728)	15,861
Income tax provision	(134)	(135)
Net income (loss)	$(28,862)	$15,726

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Segment Information
(unaudited, in thousands)

	Six Months Ended
	June 30
	2011	2010
Segment sales
Building Materials Distribution	$848,487	$904,552
Wood Products	337,368	347,446
Intersegment eliminations and other	(113,195)	(113,257)
	$1,072,660	$1,138,741

Segment loss
Building Materials Distribution (a)	$(3,222)	$6,532
Wood Products (a)	(9,927)	1,639
Corporate and Other	(6,629)	(8,359)
	(19,778)	(188)

Equity in net income of affiliate (b)	—	1,889
Gain on sale of shares of equity affiliate (b)	—	25,308
Interest expense	(9,173)	(11,541)
Interest income	223	393
Income (loss) before income taxes	$(28,728)	$15,861

EBITDA (c)
Building Materials Distribution (a)	$876	$10,163
Wood Products (a)	3,999	15,004
Corporate and Other	(6,505)	(8,170)
Equity in net income of affiliate (b)	—	1,889
Gain on sale of shares of equity affiliate (b)	—	25,308
	$(1,630)	$44,194

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2011	December 31, 2010

ASSETS

Current
Cash and cash equivalents	$202,828	$264,606
Receivables
Trade, less allowances of $2,330 and $2,492	149,047	102,906
Related parties	242	297
Other	3,189	4,571
Inventories	275,048	261,202
Prepaid expenses and other	7,838	3,808
	638,192	637,390
Property
Property and equipment, net	270,500	273,569
Timber deposits	11,474	10,588
	281,974	284,157

Deferred financing costs	3,289	3,626
Goodwill	12,170	12,170
Intangible assets, net	8,900	8,906
Other assets	6,198	5,989
Total assets	$950,723	$952,238

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)
(unaudited, in thousands)

	June 30, 2011	December 31, 2010

LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$144,983	$112,414
Related parties	1,654	394
Accrued liabilities
Compensation and benefits	33,365	39,827
Interest payable	3,289	3,291
Other	20,945	22,530
	204,236	178,456
Debt
Long-term debt	219,560	219,560

Other
Compensation and benefits	121,636	121,709
Other long-term liabilities	14,227	14,116
	135,863	135,825
Redeemable equity units
Series B equity units – 2,650 units and 2,736 units outstanding	2,650	2,736
Series C equity units – 14,330 units and 14,425 units outstanding	6,500	6,563
	9,150	9,299
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000 units authorized and outstanding	99,977	96,162
Series B equity units – no par value; 550,000 units authorized; 532,674 units and 532,588 units outstanding	281,937	312,936
Series C equity units – no par value; 44,000 units authorized; 12,075 units and 11,980 units outstanding	—	—
Total capital	381,914	409,098
Total liabilities and capital	$950,723	$952,238

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30
	2011	2010
Cash provided by (used for) operations
Net income (loss)	$(28,862)	$15,726
Items in net income (loss) not using (providing) cash
Equity in net income of affiliate	—	(1,889)
Gain on sale of shares of equity affiliate	—	(25,308)
Depreciation and amortization of deferred financing costs and other	19,041	19,063
Pension expense	6,432	3,865
Management equity units expense	—	869
Other	744	196
Decrease (increase) in working capital, net of acquisitions
Receivables	(44,221)	(58,511)
Inventories	(11,969)	(21,174)
Prepaid expenses and other	(2,284)	(2,098)
Accounts payable and accrued liabilities	27,716	48,161
Pension contributions	(4,279)	(3,070)
Other	(1,617)	1,899
Net cash used for operations	(39,299)	(22,271)

Cash provided by (used for) investment
Proceeds from sale of shares of equity affiliate, net	—	86,123
Expenditures for property and equipment	(16,585)	(9,997)
Acquisitions of businesses and facilities	(5,782)	—
Other	(112)	(1,408)
Net cash provided by (used for) investment	(22,479)	74,718

Cash provided by (used for) financing
Issuances of long-term debt	—	45,000
Payments of long-term debt	—	(120,000)
Net cash used for financing	—	(75,000)

Net decrease in cash and cash equivalents	(61,778)	(22,553)

Balance at beginning of the period	264,606	287,101

Balance at end of the period	$202,828	$264,548

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Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2010 Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011. Net income (loss) for all periods presented involved estimates and accruals.

(a)
In first quarter 2011, we committed to indefinitely curtail a manufacturing plant in our Wood Products segment, and we recorded the related expense of $1.4 million in "Other (income) expense, net" for the three months ended March 31, 2011, and six months ended June 30, 2011. The manufacturing plant was permanently closed on June 30, 2011. Also, during the three months ended March 31, 2011, and six months ended June 30, 2011, we recorded $1.2 million of noncash asset write-downs in "Other (income) expense, net," of which $0.8 million was recorded in our Building Materials Distribution segment and $0.4 million was recorded in our Wood Products segment.

(b)
In March 2010, we sold our remaining investment in Boise Inc. and discontinued the equity method of accounting. We sold 18.3 million Boise Inc. shares and recorded a gain of $25.3 million in “Gain on sale of shares of equity affiliate” for the six months ended June 30, 2010. The 2010 related-party activity with Boise Inc. includes only those sales and costs and expenses transacted prior to March 2010, when BC Holdings and Boise Inc. were related parties.

(c)
EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. The following table reconciles net income (loss) to EBITDA for the three months ended June 30, 2011 and 2010, and March 31, 2011:

	Three Months Ended
	June 30		March 31, 2011
	2011	2010

	(unaudited, in thousands)

Net income (loss)	$(9,861)	$4,332	$(19,001)
Interest expense	4,584	6,021	4,589
Interest income	(77)	(199)	(146)
Income tax provision	38	90	96
Depreciation and amortization	9,241	8,595	8,907
EBITDA	$3,925	$18,839	$(5,555)

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The following table reconciles BC Holdings net income (loss) to BC Holdings EBITDA and Boise Cascade, L.L.C. EBITDA for the six months ended June 30, 2011 and 2010:

	Six Months Ended
	June 30
	2011	2010

	(unaudited, in thousands)

BC Holdings net income (loss)	$(28,862)	$15,726
Interest expense	9,173	11,541
Interest income	(223)	(393)
Income tax provision	134	135
Depreciation and amortization	18,148	17,185
BC Holdings EBITDA	(1,630)	44,194
Equity in net income of affiliate	—	(1,889)
Gain on sale of shares of equity affiliate	—	(25,308)
Boise Cascade, L.L.C. EBITDA	$(1,630)	$16,997